PROMISSORY NOTE

$3,000,000.00                                      March 18, 1998
San Diego, California

FOR VALUE RECEIVED, All-American SportPark, Inc., a Nevada corporation ("Maker"), promises to pay to Callaway Golf Company, a California corporation ("Holder"), or order, at its place of business in San Diego, California, or such other place as Holder may designate, the principal amount of Three Million Dollars ($3,000,000.00), or so much thereof as may be advanced, with interest on such amounts advanced until paid, at the rate set forth below and payable as follows:

INTEREST RATE. The amount of outstanding principal shall bear interest at a rate of ten percent (10%) per annum. Interest shall accrue on the principal balance from the date of and on the amount of each advance made under this Note, as advances are made pursuant to the paragraph of this Note titled Disbursement Instruction and Authorization and shall be calculated on the basis of a 365-day year.

MAXIMUM INTEREST. In no event whatsoever shall the amount paid, or agreed to be paid, to Holder for the use, forbearance or detention of money to be loaned hereunder or otherwise, for the performance or payment of any covenant or obligation contained herein, exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof exceeds the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance Holder shall ever receive as interest under this Note or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal, such excess shall be refunded to Maker.

TERM. The term of this Note shall be for a period beginning on the date hereof and ending on the earlier of the following dates (the "Maturity Date"):
(i) June 18, 1998; or (ii) the date upon which Summit Financial Group, Inc., or any affiliate thereof, or any other lender or investor shall make any loan to or equity investment in Maker, Saint Andrews Golf Corporation ("Saint Andrews") or any affiliate of either of such entities. All unpaid principal, together with any and all accrued and unpaid interest, shall be due on the Maturity Date.

PAYMENT. All principal and interest due hereunder shall be payable on or before the Maturity Date.

Any payment hereunder shall be applied first to the payment of costs and charges of collection, if any, then to accrued interest, and the balance, if any, shall be then applied to reduction of principal. Principal and interest are payable in lawful money of the United States of America.

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PREPAYMENT.  Maker may prepay this Note in full or in part at any time without prepayment charge. No partial prepayment shall release Maker from thereafter tendering all regular scheduled payments required herein until this Note is paid in full. No amount prepaid shall be available for re-borrowing.

GUARANTY AGREEMENT. This Note is guarantied pursuant to a Guaranty executed contemporaneously herewith by Saint Andrews in favor of Holder (the "Guaranty"). The Guaranty is secured by a Membership Interest Security Agreement dated June 13, 1997 by and between Holder and Saint Andrews.

DEFAULT/ACCELERATION. If any one or more of the following events shall occur (hereinafter called an "Event of Default"), namely: (i) Maker shall fail to timely make payment of any installment hereunder and such failure is not cured within ten (10) days of written notice by Holder to Maker; (ii) default or an event of default shall occur under the Guaranty or the Membership Interest Security Agreement; (iii) Maker shall have failed to comply with or otherwise perform any other term, provision, covenant or condition under this Note; (iv) any failure of this Note to be valid, binding and the enforceable obligation of Maker; (v) the levying of any attachment, execution or other process against Maker or against any material portion of its property; (vi) if Maker (or any successor thereto) shall make a general assignment for the benefit of creditors; or shall file or have filed against it a petition for relief under the bankruptcy law of the United States; or in the event that a receiver, trustee or other court officer is appointed for the purpose of taking possession of any part of Maker's property; or (vii) any revocation or purported revocation of the Guaranty; THEN, upon the occurrence of any such Event of Default, or upon the expiration of the term of this Note, Holder at its election, and without presentment demand, notice of any kind all of which are expressly waived by Maker, may declare the entire outstanding balance of principal and interest thereon immediately due and payable, together with all costs of collection, including attorneys' fees, or may exercise any of its rights other rights and remedies, all of which rights and remedies are cumulative.

NO WAIVER BY HOLDER. The acceptance by Holder of any payment under this Note after the date such payment is due, or the failure to declare an Event of Default as herein provided, shall not constitute a waiver of any of the terms of this Note or the right to require the prompt payment when due of future or succeeding payments or to declare an Event of Default for any failure to so pay or for any other default. The acceptance by Holder of a payment of a portion of any installment at any time that such installment is due in full shall not cure or excuse the default caused by the failure to pay such installment in full and shall not constitute a waiver of the right to require full payment when due of all future or succeeding installments. All remedies and rights of Holder are cumulative.

ATTORNEYS' FEES AND COSTS. In the event Holder takes any action to enforce any provision of this Note, either through legal proceedings or otherwise, Maker promises to immediately reimburse Holder for reasonable attorneys' fees and all other costs and expenses so incurred as awarded by a court of law. Maker shall also reimburse Holder for all attorneys' fees and costs reasonably incurred in the representation of Holder in any bankruptcy, insolvency, reorganization or other debtor-relief proceeding of or relating to Maker, or for any action to enforce any judgment rendered hereon or relating to enforcement hereof.

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LATE PAYMENT.  Maker agrees that if for any reason it fails to make any of the monthly payments required herein, including the amount due at the Maturity Date, within five (5) days after the due date, Holder shall be entitled to damages for the detriment caused thereby, the extent of which damages are extremely difficult and impractical to ascertain. Maker therefore agrees that a sum equal to five percent (5%) of such delinquent payment is a reasonable estimate of such damages and Maker agrees to pay such sum upon demand by Holder. Acceptance of such late charge by the Holder shall in no event constitute a waiver of Maker's default with respect to such overdue amount nor prevent the Holder from exercising any of the other rights and remedies granted hereunder.

DISBURSEMENT INSTRUCTION AND AUTHORIZATION. Holder is making the loan to Maker evidenced hereby to facilitate Maker's payment of construction and related costs of the "All-American SportPark" located in Las Vegas, Nevada (the "SportPark"). Maker agrees that no portion of any advance made hereunder shall be used to pay or otherwise be disbursed to Saint Andrews or any insider or affiliate of Saint Andrews or Maker. Holder shall make advances from time to time hereunder, in its sole and absolute discretion, directly to Maker within two (2) business days after receipt of Maker's written request submitted to Holder in the form as attached hereto as Exhibit "A" (each a "Borrowing Request"), subject to all terms of this Note; and further provided that Maker shall not request an advance under this Note more frequently than once every thirty (30) days and no advances shall be made or available under this Note after April 30, 1998. Maker represents, warrants, and agrees that all advances made hereunder shall be utilized to pay the creditors of Maker as set forth and in the amounts provided in each Borrowing Request. Such advances shall be subject to the terms of this Note. Holder shall note all advances, their amounts and the disbursement date, and principal amounts paid, on the schedule attached hereto, and shall provide a copy of the updated schedule to Maker after each advance and such notations shall constitute prima facie evidence of the outstanding principal amount hereof; provided, however, that Holder's failure to record any such advance or payment shall not alter Maker's obligation to repay all amounts actually advanced hereunder. Notwithstanding any other provision of this Note, or any other agreement executed in connection herewith, Holder shall have no obligation to advance any amounts to Maker, before, upon or after the occurrence of any Event of Default hereunder, or upon an event occurring with which the giving of notice or the passage of time would be an Event of Default.

WAIVERS. The Maker, endorsers, guarantors and sureties of this Note hereby waive diligence, demand, presentment, notice of nonpayment, protest and notice of protest, and expressly agree that this Note and any payment hereunder, may be renewed, modified or extended from time to time and at any time and consent to the acceptance or release of the security for this Note or a release of any party or guarantor, all without in any way effecting their liability and waive the right to plead any and all statutes of limitations as a defense to any demand on this Note, or on any guaranty thereof, or to any agreement to pay the same to the full extent permissible by law.

MISCELLANEOUS. The terms of this Note shall inure to the benefit of and bind the parties hereto and their successors and assigns. Maker represents and warrants to Holder that the obligations hereunder arise out of or in connection with business purposes and do not relate to any personal, family or
household purpose.   As used herein the term "Maker" shall include the
undersigned Maker and any other person or entity who may subsequently become eligible for the payment hereof. The term "Holder" shall include the named

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Holder as well as any other person or entity to whom this Note or any interest in this Note is conveyed, transferred or assigned. This Note or any interest in this Note, and all rights and security therefore, may be conveyed, transferred or assigned by the Holder to any other person or entity without the consent of Maker. Each person signing this Note on behalf of Maker represents and warrants that he has full authority to do so and that this Note binds Maker. The terms of this Note may only be modified by a writing signed by Maker and Holder.

NOTICE. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopied or telex communication) and mailed or telegraphed or telecopied or delivered to the parties at their respective addresses as set forth below, or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section. All such notices and communications, if mailed, shall be effective upon deposit in the United States mail, first-class (or certified) postage prepaid; if telegraphed or telecopied, shall be effective when transmitted, if sent by telex, shall be effective when the telex is sent and the appropriate answer back is received, and if delivered in another way, shall be effective upon receipt.

To All-American SportPark, Inc. at its business office:

5235 South Valley View Boulevard, Suite 4
Las Vegas, Nevada 89118
Attention: Ron Boreta, President
Telephone No.:  (702) 798-7777
Facsimile No.:  (702) 739-9509

To Callaway Golf at its business office:

Callaway Golf Company
2285 Rutherford Road
Carlsbad, California 92008-8815
Attn:  Donald H. Dye, President and Chief
          Executive Officer
Telephone:  (760) 930-5738
Facsimile:  (760) 930-5022

GOVERNING LAW. This Note shall be governed by and construed and enforced in accordance with the internal laws of the State of California without giving any effect to principles of conflict of laws. This Note shall be deemed made and entered into in San Diego County, California.

ALL-AMERICAN SPORTPARK, INC., a Nevada corporation


By: /s/ Ronald S. Boreta
Its: President and Chief Executive Officer


By: /s/ Chuck Martin
Its: Chief Financial Officer


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                                EXHIBIT A
                   [FORM OF NOTICE OF BORROWING REQUEST]

Pursuant to that Promissory Note (said Promissory Note, as so amended, supplemented or otherwise modified, being the "Note") dated as of March 18, 1998 between All-American SportPark, Inc. (the "Maker") and Callaway Golf Company (the "Holder"), this represents the Maker's request to borrow from Holder, $_________________, to be utilized for the payment of the following:


Creditor Name, Address and Telephone Number

Contract or Account Number

Amount to be Paid

Brief Description of Nature of Services Rendered or Goods Supplied or Sold

The undersigned officers certify that:

A. The representations and warranties contained in the Note are true and correct in all material respects on and as of the date hereof;

B. No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default under the Note or would be such an event of default with the passage of time, the giving of notice or both;

C. No portion of the amount requested above shall be paid to any insider or affiliate of Maker or Saint Andrews Golf Corporation; and

D. The Note is in full force and effect, and is not subject to offset, defense or counterclaim.

ALL-AMERICAN SPORTPARK, INC. a Nevada corporation


By: /s/ Ronald S. Boreta
Its: President and Chief Executive Officer


By: /s/ Chuck Martin
Its: Chief Financial Officer




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                          SCHEDULE OF ADVANCES

                                       Unpaid
                          Amount of    Principal    Amount of
            Amount of     Principal    Balance      Interest     Notation
Date        Advance       Paid         of Note      Paid         Made by